MOBILITYONE

22 September 2025
Mr. Wan Heng Chee
Super Apps Holdings Sdn. Bhd.
L5-07 Level 5, Wisma BU8, No. 11
Lebuh Bandar Utama. Bamdar Utaa
47800 Petaling Jaya Selangor Malaysia

Re: **Confirmation Relating to Share Sale Agreement and Joint Venture Agreement (as defined below)**

Dear Sir:

In connection with the Share Sale Agreement dated October 19, 2022, by and between MobilityOne Sdn. Bhd. ("MobilityOne") and Super Apps Holdings Sdn. Bhd. ("Super Apps") (the "Share Sale Agreement"), we confirm the following:

(1) Section 5A1(b) shall be amended as follows:
"(b) it shall unconditionally guarantee the business target at value of no less than RM560,000,000.00 (Ringgit Malaysia Five Hundred and Sixty Million) turnover in the financial year ending 31 December 2026 or any other period as mutually agreed between the Parties ("Business Target")."

In connection with the Joint-Venture Cum Shareholders Agreement dated October 19, 2022, by and among Super Apps, MobilityOne, and OneShop Retail Sdn. Bhd. ("OneShop Retail"), we confirm the following:

(1) Section 2.1 shall be amended as follows:
"2.1 This Agreement takes effect only on the date that the Business Combination is consummated ("Effective Date"). "Business Combination" refers to the business combination described in that certain amended and restated agreement and plan of merger, dated as of August 2, 2023 (as it may be amended from time to time, the "Merger Agreement" or "Business Combination Agreement"), which provides for a Business Combination between Technology & Telecommunication Acquisition Corporation and Bradbury Capital Holdings Inc., a Cayman Islands exempted company.

(2) Section 8.1(b) shall be amended as follows:
"(b) it shall unconditionally guarantee the business target at value of no less than RM560,000,000.00 (Ringgit Malaysia Five Hundred and Sixty Million) turnover in the financial year ending 31 December 2026 or any other period as mutually agreed between the Parties ("Business Target")."

Corporate Address : Unit 6-2A-2, Wisma LMS, No. 6, Jalan Abdul Rahman Idris, Kg Baru, 50300, Kuala Lumpur, Malaysia. Tel : +603.9213.0669 & Fax : +603.2202.7447
Research & Development Center : 2-3 Incubator 2, Technology Park Malaysia, Bukit Jalil, 57000 Kuala Lumpur, Malaysia. Tel : +603.8996.3600 & Fax : +603.8996.3601
Website : www.mobilityone.com.my

Please indicate the confirmation of Super Apps to the terms of this Confirmation Letter by its signature below.

Best Regards,

Data Hussian A. Rahman
Chief Executive Officer

AGREED AND ACKNOWLEDGED

Super Apps Holdings Sdn. Bhd.

By: ______________________________
Wan Heng Chee, Executive Director

Corporate Address : Unit 6-2A-2, Wisma LMS, No. 6, Jalan Abdul Rahman Idris, Kg Baru, 50300, Kuala Lumpur, Malaysia. Tel : +603.9213.0669 & Fax : +603.2202.7447
Research & Development Center : 2-3 Incubator 2, Technology Park Malaysia, Bukit Jalil, 57000 Kuala Lumpur, Malaysia. Tel : +603.8996.3600 & Fax : +603.8996.3601
Website : www.mobilityone.com.my